FOR RELEASE, MONDAY, AUGUST 7, 2000
AT 5:00 p.m. EDT, 4:00 p.m. CDT


At the Company:                    At Arnold Public Relations:
--------------------               --------------------------
Media Contact:                     Media Contact:
Donna Kush                         Larry Marchese
Director of Public Relations       (617) 587-8026
(402) 827-8931                     (617) 733-8899 (mobile)

Analyst contact:
J. Randy MacDonald
Chief Financial Officer
(402) 597-7781
William J. Gerber
(402) 827-8933


                      AMERITRADE ANNOUNCES CEO RESIGNATION

OMAHA, NEB., AUGUST 7, 2000 - Ameritrade Holding Corporation (Nasdaq: AMTD), a leading online broker, today announced that Tom Lewis, chief executive officer, has resigned for personal reasons. Mr. Lewis may continue as a consultant to the chairman.

Ameritrade's Board of Directors has retained the executive search firm, Heidrich and Struggles to conduct an extensive and immediate search internally and externally for a new CEO. During the interim period, Joe Ricketts, the company's chairman and founder, will fulfill CEO responsibilities. Mr. Lewis' resignation will not affect financial and operational performance.